Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the L. B. Foster Company 2006 Omnibus Incentive Plan, as Amended and Restated May 29, 2008, of our reports dated March 6, 2008, with respect to the consolidated financial statements and schedule of L. B. Foster Company included in its Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting of L. B. Foster Company, filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP
                                            ---------------------
                                                Ernst & Young LLP


Pittsburgh, Pennsylvania
May 27, 2008